EXHIBIT 10.1

KREIDER/BION POULTRY WASTE JOINT VENTURE AGREEMENT

This KREIDER/BION POULTRY WASTE JOINT VENTURE AGREEMENT (‘JVA’ or ‘Agreement’) is made effective this __ day of May, 2016 by, between and among Ronald Kreider (‘K’) and Kreider Farms (‘KF’) (collectively K and KF are ‘Kreider’) and Bion Environmental Technologies, Inc. (‘Bion’) (collectively Kreider and Bion are the ‘Parties’), to a) set out as an independent agreement the material terms pursuant to which Kreider and Bion will pursue their longstanding venture regarding treatment of Kreider’s Poultry Litter (defined below) while b) clarifying and amending the provisions of all of the prior written agreements among the Parties (‘Prior Agreements’) with regard to development of LTF (defined below), (each of which Prior Agreements (including the Lease) remains in full force and effect and continue to control all activities related to the Bion dairy waste system at KF#1 System (defined below) and the relations between Kreider and Bion PA1 LLC (‘PA1’) except to the extent that any term of any part of the Prior Agreements differs from the terms set forth in this JVA). In the event of any conflict or difference in the terms set forth in this JVA and any part of the Prior Agreements, the terms of this JVA shall control and shall be followed for all purposes related to the Kreider/Bion Poultry Waste Joint Venture (‘JV’) set forth herein.

WHEREAS Kreider has committed to provide JV with the waste stream from its existing poultry operations (from both the old barns and ‘new poultry barns’ as defined in the Prior Agreements) and potentially any and all Kreider’s expanded and/or additional poultry operations (subject to the elections set forth below) within the Susquehanna watershed which become operational during the Term of this JVA (as extended) ('Expansion Operations') on the terms set forth below from the date of commencement of operation of the LTF (defined below) collectively such waste streams constitute the ‘Poultry Litter’, 'Litter' or 'Kreider Litter') for the Term the JV (including any extensions);

WHEREAS Bion has expended substantial sums and deployed substantial resources (personnel, time, etc.) on research and development, securing credit certifications and development of business and cost models, and other pre-development work, and continues to work on regulatory, technical and other matters related to development of a facility to treat/process the Poultry Litter (‘Litter Treatment Facility’ or ‘LTF’) in an efficient and profitable manner in the current regulatory and political environment;

AND WHEREAS Kreider and Bion intend to continue to work on development of LTF pursuant to the JVA with Bion as ‘Managing Member’ of JV and ‘developer’ of LTF;

NOW THEREFORE, in consideration of the mutual covenants, promises and conditions set forth in this JVA (and the Prior Agreements) and the performance by Bion in pursuing the development of the LTF to date, and each action performed pursuant thereto, the Parties, intending to be legally bound, do hereby agree as follows:

1)

Deadlines, Term and Extensions.

a.

Any deadlines set forth in the Prior Agreements related in any manner to the development of LTF, including without limitation the deadline to achieve agreement with the Pennsylvania Department of Environmental Protection (‘DEP’) regarding amended nutrient credit protocols related to treatment of the Poultry Litter and/or permits for the construction and/or operation of the Litter Treatment Facility (sometimes referred to as ‘REF’ in the Prior Agreements) together with Kreider’s obligation to deliver the Litter to JV for treatment in the LTF (subject to timely elections as set forth below) are extended to April 1, 2021 , provided, however, the parties acknowledge that such deadline shall be automatically extended by up to two years to allow sufficient time to place LTF in commercial operation if the LTF has entered the permitting process by such date. Failure to meet such deadlines shall be cause for Kreider to terminate the agreement upon notice to the other party. For purposes of interpreting this paragraph, “entered the permitting process” means that completed applications for all permits necessary for permission to build and operate the facility (in such form as can reasonably be expected to comply with regulations) shall have been submitted to the appropriate authorities.

b.

The initial Term of JV shall be run through a date 10 years from the date of commencement of full commercial operation of LTF, which Term shall be automatically extended for up to four additional five year periods so long as LTF continues to operate commercially without any interruption greater than six (6) months.

2)

Definitions.

The items set forth below shall be defined as follows:

a.

The proposed Litter Treatment Facility (in whatever form and at whatever location(s)) and any entity in/at which Bion chooses to develop and/or operate LTF together with all contract rights, assets, and potential revenue streams from operations derived from/related to the Poultry Litter, shall be referenced as 'KF#2" or LTF.

b.

All of the nutrient reduction credits and any other credits and/or other things of value such as by-products generated (now and in the future) from KF#2 and/or any other activities related to treatment and/or handling of Kreider's Poultry Litter by JV shall be referenced as the 'KF#2 Assets'.

c.

The KF#2 Assets and LTF shall be assets of JV.

3)

Poultry Litter.

a.

In consideration of its various interests in JV set forth herein, Kreider shall provide JV with the waste stream from all of its poultry operations, including existing operations (at both the old barns and 'new poultry barns' as defined in the Prior Agreements) and potentially from any of Kreider's Expansion Operations, (collectively such waste streams constitute the 'Poultry Litter) without cost to JV from the date LTF commences operations until the end of the entire Term (as extended); PROVIDED, HOWEVER, nothing herein shall: i)obligate Kreider with regard to any poultry litter or poultry facilities outside the Susquehanna watershed and/or ii) prevent Bion from developing additional facilities to treat poultry litter and/or other animal waste at any location free of any obligations pursuant to this JVA.

b.

PROVIDED, HOWEVER, Bion shall inform Kreider of its intention to take litter from each Expansion Operation facility pursuant to this JVA by a date that is the later of: i) 30 days after the completion of permitting for any such facility, or ii) a date 18 months prior to the housing of birds in each such Expansion Operation facility; FURTHER PROVIDED that such obligation will be conditioned upon Kreider providing Bion with timely (defined to allow no less than 30 days of time to make an informed decision) written notice regarding each such Expansion Operation facility which notice shall include all details regarding each such facility (including without limitation the location, number of birds, intended husbandry practices, timelines, permitting status, etc.) (That Bion reasonably requires to make a decision to commit to process the litter from each such facility. Such election by Bion will be deemed an obligation for the JV to remove and treat such litter by the later of the commencement of operations in the expansion Operation or commencement of operations by the Litter Treatment Facility.

c.

Kreider shall provide Bion and JV with a technical specification regarding the Poultry Litter from each of its poultry facilities to use in credit certification, design of LTF, operation of LTF, and all other matters

d.

The cost to transport the Poultry Litter from Kreider's poultry facilities to LTF will be borne by JV.

4)

Management of and Interests in JV.

a.

Bion shall continue to work on development of LTF with the intention of developing LTF so that it will treat/process the Poultry Litter in an efficient and profitable manner in the current regulatory and political environment.

b.

Bion shall act as the 'developer' of LTF and 'Managing Member' of JV with the authority to take all actions required to design, locate, permit, finance, construct and operate LTF as further detailed below.

c.

Bion shall initially own 100% of the equity of JV with Kreider initially owning a 40% interest in DNCF (defined below and subject to adjustments as set forth in Section 4) d. and Section 6) below) of JF ('Kreider Initial JV Interest').

d.

The interests of Kreider and Bion set forth above (and more fully described below) shall be diluted on a pro-rata basis by any third party financing of JV.

e.

Bion will provide JV with licenses to its technology necessary to operate the LTF at no additional cost. In addition, it will be Bion's responsibility to develop a business model/strategy for the JV and source LTF's long-term operating management and/or contract operator.

f.

Kreider will execute a Confidentiality and Proprietary Information Agreement ('CPIA') regarding Bion's technology and 'know how' (technical, political/regulatory and business) utilized in the development and/or operation of JV and/or shared with Kreider which CPIA shall be in the form attached hereto as Exhibit A.

5)

Final/Structure of JV and ITC's.

a.

The Parties acknowledge that it is not currently possible to determine the exact final form/structure of entity in which JV's LTF shall be financed and owned/operated that will maximize the economic return while limiting The liability to the Parties. Therefore, the Parties hereby agree that such decision will be finalized at the time of financing LTF, at which point they can better determine what is required to maximize the economic return to the parties taking into account all operating, liability, subsidy and/or tax issues (including tax credits and other tax attributes), as applicable.

b.

PROVIDED, HOWEVER, if any ITC's or similar tax items become available to JV related to 'poultry house improvements', such items shall be allocated to Kreider while all other LTC's or similar items related to the LTF and/or JV shall be the property of the JV.

6)

Bion PA-2 LLC ('PA2').

Until the determination at Paragraph 5 above is made, the activities of JV shall take place in (and be the sole activities of) Bion's subsidiary, Bion PA-2 LLC ('PA2') and Bion shall continue its work as developer of LTF through and within PA2. Bion and Kreider agree that all the activities related to the Poultry Litter, LTF and JV as defined above shall initially take place in PA2 on the basis immediately following:

a.

Initially, Bion shall continue to be sole member and own 100% of PA 2.

b.

Dominic Bassani, Bion's CEO, and Mark A. Smith, Bion's President, shall initially each serve as Managers of PA2 and serve on its governing board, with other Bion personnel providing services as needed; Bion shall appoint senior management personnel and/or board members to the board on an ongoing basis; PA2 shall keep Kreider informed of its activities/status on a regular basis in informal and formal manners, as appropriate.

c.

Kreider shall have the right to appoint a representative to serve on the governing board of PA2 at any time Kreider is ready to take an ongoing active role in the pre-development/development activities related to LTF.

d.

Kreider's initial JV Interest in PA2/JV shall entitle Kreider to receive 40% (Bion shall initially receive the other 60% of DNCF: 20% for its role as Managing Member and 40% as consideration for its contributions of technology and 'know how' and its advances of funds to develop the LTF to date) of Distributable Net Cash Flow of JV/PA2 ("DCNF"), subject to prorate reduction to the extent that litter from Kreider's poultry facilities comprises less than 100 % of the poultry litter treated in LT, which DCNF shall be determined periodically by PA2 after payment of: i) operating expenses, ii) debt service, iii) Bion's Advances (defined below), iv) other similar items, and v) creation of a reasonable reserve for working/operating capital needs has been set aside by JV.

e.

Kreider shall have the option to convert the Kreider Initial JV Interest into the equivalent of a 40% equity ownership interest in JV, subject to prorate reduction to the extent that litter from Kreider's poultry facilities comprises less than 100% of the poultry litter treated in LTF ('Kreider Equity Interest') on any date after execution of this JVA, through a date two years after the commencement of operation of the facility. ('Kreider Option') If Kreider Option is executed by Kreider, Kreider will own the Kreider Equity Interest (40% ownership of JV, subject to prorate reduction to the extent that litter from Kreider's poultry facilities comprise less than 100 % of the poultry litter treated in LTF and dilution related to third party financing) and Bion will own the balance of JV, each of which ownership interests will be proportionately reduced to the extent that any portion of the financing for LTF and/or JV involves the sale of equity interests in JV.

f.

PROVIDED, HOWEVER, that $2 million of Bion's costs/expenses expended pursuant to the Prior Agreements through December 31, 2014 ('Prior Bion Expenses') shall be a debt obligation of JV (whether pursued in PA2 or another entity) with JV/PA2 having no obligations for sums expended by Bion prior to December 31, 2014 in excess of the Prior Bion Expenses; the Prior Bion Expenses plus any costs incurred by and appropriately allocated to JV subsequent to December 31, 2014 ('New Bion Advances') by Bion, shall be the 'Bion Advances', which Bion Advances shall be a debt obligation of JV to be repaid to Bion by JV to Bion out of either; i) project financing, ii) cash flow of JV, or iii) other funding sources and/or assets of JV prior to the distribution of any DNCF to either Kreider and Bion (and any other owners of equity interests in JV) pursuant to their respective JV interests.

g.

Bion shall (through PA2) serve as developer of LTF and 'Managing Member' of JV/PA2 and shall be responsible for and shall have authority to take all actions to develop LTF, including without limitation decision making power related to: i) seeking amended credit certification from the PADEP ii) design, permitting and construction of LTF, iii) negotiating and arranging financing for LTF, iv) location of LTF, v) operation of LTF, and vi) all matters that arise in the course of development, construction and operation of LTF, subject to supervision by the governing board of PA2.

h.

Kreider have the right, but not the obligation, to designate member(s) of PA2/JV's 'governing board' (however named) in proportion at least equal to its interest in DCNF(or equity) to the total board membership (with a minimum of one seat) ; Bion will have the right to designate a majority of the members on such 'governing board' (currently 2 persons).

i.

As it is not presently possible to accurately predict how the Poultry Litter will be treated in LTF, initially and on a long term basis, and because there could be one or multiple transactions with one or multiple parties over various time frames which transactions could potentially include processing litter from facilities other than Kreider's facilities to achieve sufficient scale to economically justify such investment, Bion, as Managing Member of JV, shall use its commercially reasonable best efforts to negotiate such transaction(s) on behalf of JV in a manner which endeavors to insure that JV's (and therefore Kreider's) interest in the expanded JV's revenue stream appropriately reflects Kreider's contributions to the venture and Bion acknowledges its fiduciary obligations to Kreider in the context of such negotiations.

j.

NOTWITHSTANDING ANY OTHER LANGUAGE SET FORTH IN THIS JVA, Bion and Kreider agree that there shall be no 'self-dealing' of any sort whatsoever (whether with parties hereto and/or third parties); FURTHER PROVIDED, the parties acknowledge that each undertakes a fiduciary relation (in additional to contractual) to the other parties in this joint venture to avoid self-dealing and/or sweetheart contracts; and in the event of any contracts or agreements between the JV and any party hereto for which the terms are not set forth in this agreement, approval shall be required from the non-interested owners of the JV, if any; AND FURTHER PROVIDED that the parties hereto agree that more extensive governance provisions consistent with these principles will be incorporate into executed agreements at the time of financing LTF.

7)

Miscellaneous.

a.

Arbitration. In the event of any dispute between Kreider and Bion over any provision of the JVA (including the Prior Agreements), Kreider and Bion agree that if they cannot resolve such dispute in 90 days (from written notice), such dispute shall be subject to resolution through binding arbitration (in Pennsylvania), which arbitration shall be by a mutually agreeable arbitrator (if the parties cannot agree on a mutual acceptable arbitrator, each shall nominate an independent third party and such third parties shall chose an arbitrator without consultation with Kreider and Bion which arbitrator shall be deemed to be mutually acceptable). The parties shall split the costs related to such arbitration.

b.

Regulatory Agreements. The Parties expressly acknowledge and agree that they each understand that it is likely that Kreider and Bion shall each be required to execute and/or amend one or more agreements with the PA Department of Environmental Protection ('DEP') and/or other regulatory authorities (collectively 'Regulatory Agreements') in connection with issuance of the DEP permit(s) and/or credit certifications for LTF and Kreider and Bion each hereby agree that they will cooperate in the negotiation and execution of such Regulatory Agreements as the DEP and/or other regulatory authorities shall require related to permitting, construction and/or operation of LTF. This paragraph should not be construed to mean that Kreider will be required to assume any liability or modify its operations without reasonable compensation.

c.

Modification. Neither this Agreement nor any provisions hereof shall be waived modified, discharged or terminated except by an instrument in writing signed by the party against whom any such waiver, modification, discharge or termination is sought.

d.

Notices. Any notice, demand or other communication which any party hereto may be required, or may elect, to give to anyone interested hereunder shall be in writing and delivered in person sent by facsimile transmission or sent by United States Certified, Registered or Express Mail, Federal Express or other private courier, postage prepaid, and return receipt requested in the event of delivery by mail (with electronic copies forwarded by email). Notices shall be given when delivered personally, or when sent by facsimile transmission if sent during regular business hours of the recipient and if not, on the next following business day or if mailed, at midnight on the third business day after the date of mailing or if sent by Federal Express or by other private courier on the next following business day.

e.

Counterparts. This Agreement may be executed through the use of separate signature pages or in any number of counterparts and each of such counterparts shall, for all purposes, constitute one agreement binding on all parties, not withstanding that all parties are not signatories to the same counterpart. Electronic copies of this Agreement shall have the same force and effect as originals.

f.

Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof, and there are no representations, covenants or other agreements except as state or referred to herein.

g.

Severability. Each provision of this Agreement is intended to be severable from every other provision, and the invalidity or illegality of any portion hereof shall not affect the validity or legality of the remainder hereof.

h.

Assignability. This Agreement is not transferable or assignable by the undersigned except as may be provided herein.

i.

Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Pennsylvania as applied to residents of that state executing contracts wholly to be performed in that state.

Bion Environmental Technologies, Inc.

/s/ Dominic Bassani Dominic Bassani, Chief Executive Officer

‘Kreider’

/s/ Ronald E. Kreider

Ronald Kreider, individually and as controlling shareholder/partner of all entities defined as Kreider and/or Kreider Farms herein, including without limitation, Noah W. Kreider & Sons, a partnership, all of which shall be bound by the signature above